Exhibit 99.1

FOR IMMEDIATE RELEASE
Forrester Research Reports Fourth-Quarter And Full-Year Financial Results
Cambridge, Mass., February 10, 2011 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its fourth-quarter ended December 31, 2010 and full-year ended 2010 financial results.
Fourth-Quarter Financial Performance
•	Total revenues were $67.1 million, compared with $61.5 million for the fourth quarter of last year.

•	On a GAAP-reported basis, Forrester reported net income of $4.1 million, or $0.18 per diluted share, compared with net income of $5.8 million, or $0.26 per diluted share, for the same period last year. The effective tax rate for the fourth quarter of 2010 was 45 percent compared with 41 percent for the same period last year.

•	On a pro forma basis, net income was $5.9 million, or $0.26 per diluted share, for the fourth quarter of 2010, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income excludes stock-based compensation of $1.2 million, amortization of $0.9 million of acquisition-related intangible assets, $0.5 million of duplicate lease costs, $0.3 million of acquisition costs and net investment gains of $0.5 million. This compares with pro forma net income of $7.9 million, or $0.35 per diluted share, for the same period in 2009, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income for the fourth quarter of 2009 excludes stock-based compensation of $1.2 million, reorganization costs of $2.3 million, amortization of $0.5 million of acquisition-related intangible assets and net investment gains of $0.7 million.
“As the economy began its slow recovery, Forrester had a solid fourth quarter and full year in 2010,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “We continued to successfully execute our role-based strategy and achieved all-time highs in our client and dollar retention rates during 2010. While all of our client groups experienced healthy growth in 2010, Forrester’s differentiated offerings for marketing and strategy professionals continued to be the fastest-growing part of our business. Overall we are well positioned for 2011.”
“In 2010 we made significant investments to support our growth and will continue to do so in 2011,” said Colony. “We have expanded our available office space in key markets and will open a new corporate headquarters in Cambridge, Mass., later this year. We plan to keep hiring both research and sales personnel and are investing in customer-facing platforms to enhance our clients’ experience with Forrester.”

Year Ended December 31, 2010, Financial Performance
•	Total revenues were $250.7 million, compared with $233.4 million for 2009.

•	On a GAAP-reported basis, Forrester reported net income of $20.5 million, or $0.89 per diluted share for 2010, compared with net income of $18.9 million, or $0.82 per diluted share, for 2009. The effective tax rate for 2010 was 40 percent compared with 44 percent for 2009.

•	On a pro forma basis, net income was $24.8 million, or $1.07 per diluted share for 2010, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income excludes stock-based compensation of $4.9 million, amortization of $3.6 million of acquisition-related intangible assets, $0.1 million of acquisition-related credits, $0.9 million of duplicate lease costs and net investment gains of $2.3 million. This compares with pro forma net income of $29.1 million, or $1.27 per diluted share for 2009, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income for 2009 excludes stock-based compensation of $6.1 million, amortization of $2.3 million of acquisition-related intangible assets, $5.4 million of reorganization costs and net investment losses of $1.0 million.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
Forrester is providing first-quarter 2011 financial guidance as follows:
First-Quarter 2011 (GAAP):
•	Total revenues of approximately $63.0 million to $65.0 million.

•	Operating margin of approximately 5.5% to 7.5%.

•	Other income, net of $250,000.

•	An effective tax rate of 40 percent.

•	Diluted earnings per share of approximately $0.10 to $0.14.
First-Quarter 2011 (Pro Forma):
Pro forma financial guidance for the first quarter of 2011 excludes stock-based compensation of $1.0 million to $1.2 million, amortization of acquisition-related intangible assets of approximately $0.4 million, duplicate lease costs of $1.5 million and any investment gains or losses.
•	Pro forma operating margin of approximately 10.0% to 12.0%.

•	Pro forma effective tax rate of 40 percent.

•	Pro forma diluted earnings per share of approximately $0.17 to $0.21.
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Forrester is providing full-year 2011 guidance as follows:
Full-Year 2011 (GAAP):
•	Total revenues of approximately $282 million to $288 million.

•	Operating margin of approximately 12.5% to 13.5%.

•	Other income of approximately $1.0 million.

•	An effective tax rate of 40 percent.

•	Diluted earnings per share of approximately $0.96 to $1.02.
Full-Year 2011 (Pro Forma):
Pro forma financial guidance for full-year 2011 excludes stock-based compensation expense of approximately $4.6 million to $5.0 million, amortization of acquisition-related intangible assets of approximately $1.8 million, duplicate lease costs of approximately $3.3 million to $3.8 million and any investment gains or losses.
•	Pro forma operating margin of approximately 16.0% to 17.0%.

•	Pro forma effective tax rate of 40 percent.

•	Pro forma diluted earnings per share of approximately $1.22 to $1.28.
About Forrester Research
Forrester Research, Inc. (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 19 key roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 27 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the first quarter of and full-year 2011. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to respond to business and economic conditions, particularly in light of the global economic environment, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, any cost savings related to reductions in force and associated actions, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
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The consolidated statements of income and the table of selected balance sheet and cash flow data are attached.
Contact:

Michael Doyle	Karyl Levinson
Chief Financial Officer	Vice President, Corporate Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617.613.6000	+1 617.613.6262
mdoyle@forrester.com	press@forrester.com
© 2011, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues:
Research services	$45,445	$40,758	$168,508	$157,726
Advisory services and other	21,671	20,728	82,218	75,626

Total revenues	67,116	61,486	250,726	233,352

Operating expenses:
Cost of services and fulfillment	25,079	18,442	94,105	84,266
Selling and marketing	23,627	22,076	84,663	76,094
General and administrative	9,547	7,993	33,960	28,461
Depreciation	888	1,069	3,628	4,380
Amortization of intangible assets	905	539	3,620	2,290
Reorganization costs	—	2,300	—	5,441

Total operating expenses	60,046	52,419	219,976	200,932

Income from operations	7,070	9,067	30,750	32,420

Other income (loss), net	(29)	115	1,249	2,297
Gains (losses) on investments, net	472	701	2,301	(982)

Income before income taxes	7,513	9,883	34,300	33,735

Income tax provision	3,384	4,100	13,793	14,869

Net Income	$4,129	$5,783	$20,507	$18,866

Diluted income per share	$0.18	$0.26	$0.89	$0.82

Diluted weighted average shares outstanding	23,134	22,678	23,063	22,884

Basic income per share	$0.18	$0.26	$0.91	$0.83

Basic weighted average shares outstanding	22,543	22,372	22,478	22,645

Pro forma data (1):

Income from operations	$7,070	$9,067	$30,750	$32,420
Amortization of intangible assets	905	539	3,620	2,290
Duplicate lease costs	487	—	875	—
Reorganization costs	—	2,300	—	5,441
Acquisitions costs (credits)	256	—	(70)	—
Stock-based compensation included in the
following expense categories:
Cost of services and fulfillment	507	480	2,094	2,961
Selling and marketing	234	239	943	1,123
General and administrative	447	471	1,837	2,027

Pro forma income from operations	9,906	13,096	40,049	46,262

Other income (loss), net	(29)	115	1,249	2,297

Pro forma income before income taxes	9,877	13,211	41,298	48,559

Pro forma income tax provision	3,951	5,284	16,519	19,424

Pro forma net income	$5,926	$7,927	$24,779	$29,135

Pro forma diluted income per share	$0.26	$0.35	$1.07	$1.27

Diluted weighted average shares outstanding	23,134	22,678	23,063	22,884

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of acquisition-related intangible assets, duplicate lease costs, reorganization costs, costs or

(credits) associated with acquisition activities, stock-based compensation and net gains or losses from investments, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.
Consolidated Balance Sheet and Cash Flow Data

(Unaudited, In thousands)

	December 31,

	2010	2009
Balance sheet data:
Cash, cash equivalents and marketable investments	$216,034	$259,792
Accounts receivable, net	$73,574	$67,436
Deferred revenue	$131,521	$117,888

	Year ended
	December 31,

	2010	2009
Cash flow data:
Net cash provided by operating activities	$38,657	$43,099
Cash used for acquisitions	$(1,660)	$(5,592)
Purchases of property and equipment	$(13,426)	$(4,284)
Repurchases of common stock	$(21,345)	$(20,399)
Dividend paid on common stock	$(68,414)	$—